SCHEDULE 14C
(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934 (Amendment No.    )

Check the appropriate box:

☒ Preliminary Information Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐ Definitive Information Statement

NF ENERGY SAVING CORPORATION OF AMERICA
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required

☐  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐  Fee paid previously with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4)  Date Filed:

NF ENERGY SAVING CORPORATION OF AMERICA

21-Jia Bei Si Dong Road, Tie Xi Qu
Shenyang, P. R. China 110021
Telephone Number: (8624) 2560-9750

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

July____, 2009

To our Stockholders:

Enclosed please find an information statement providing information to you regarding an action taken by some of our stockholders to authorize a reverse stock split of NF Energy Saving Corporation of America's outstanding common stock on a one-for-three basis and a change of our name to NF Energy Saving Corporation. These actions were approved by written consent in lieu of a meeting of stockholders by those stockholders holding a majority of our issued and outstanding common stock entitled to vote on the record date.

Your vote is not required to approve any of these actions, and the enclosed information statement is not a request for your vote or a proxy.

The accompanying information statement is for information purposes.  Please read the accompanying information statement carefully.

By Order of the Board of Directors,

Gang Li
Chairman

INFORMATION STATEMENT
FOR
NF ENERGY SAVING CORPORATION OF AMERICA

21-Jia Bei Si Dong Road, Tie Xi Qu
Shenyang, P. R. China 110021
Telephone Number: (8624) 2560-9750

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Important Notice Regarding the Availability of Information Statement This Information Statement is also available to you at http://www.nfenergy.com/en/investor_relations/sec_filings/

This information statement is first being furnished on or about July ___, 2009 to the holders of record as of the close of business on July 7, 2009 (the "Notice Date") of the common stock, par value $0.001 per share (the "Common Stock"), of NF Energy Saving Corporation of America (referred to in this information statement as "we", "us", "our", "the Company", or "NF Energy").

This information statement is being furnished to our stockholders to inform them about the transactions described in this information statement.  This information statement is being filed with the U.S. Securities and Exchange Commission pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and provided to the Company's stockholders pursuant to Rule 14c-2 promulgated under the Exchange Act.

We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this information statement to the beneficial owners of our Common Stock.

The date of this information statement is July ___, 2009.

QUESTIONS AND ANSWERS ABOUT THIS INFORMATION STATEMENT

Two of the Company's stockholders executed a written consent in lieu of meeting pursuant to Section 228 of the Delaware General Corporation Law in which the stockholders authorized the Company's Board of Directors to conduct a reverse stock split and amend our Certificate of Incorporation to change our name to NF Energy Saving Corporation as further described in this information statement.

The following questions and answers address briefly some questions you may have regarding this information statement.  These questions and answers may not address all questions that may be important to you as a stockholder.  Please refer to the more detailed information contained elsewhere in this information statement.

Q:	Why did you send me this information statement?

A:
We sent you this information statement to inform you about a recent action taken by holders of a majority of the voting power of the Company's issued and outstanding Common Stock by executing a written consent in lieu of meeting.  You are not required to take any action with respect to any of the information set forth in this information statement.

Q:	Will the actions taken by written consent also be submitted to all of the Company's stockholders for approval?

A:
No. Under Section 228 of the General Corporation Law of the State of Delaware, stockholder action taken by written consent in lieu of a meeting is effective as if taken at a meeting of the Company's stockholders.  No further stockholder approval is necessary and there will be no meeting specifically called for the purpose of approving again the actions taken by written consent described herein.

Q:	How many shares of the Common Stock were eligible to consent to the actions described in this information statement and who was eligible to take action by written consent in lieu of meeting?

A:
The Company's Board of Directors set July 7, 2009 as the record date (the "Record Date").  The Company's stockholders on the Record Date were eligible to take action by written consent in lieu of meeting.  As of the Record Date, there were 39,872,704 shares of Common Stock issued and outstanding.  Each share of Common Stock entitled the holder thereof to one vote on each matter that may come before a meeting of the Company's stockholders or on actions taken by written consent in lieu of meeting.

Q:	What vote was required to authorize and approve the actions taken by written consent in lieu of meeting?

A:
Under Delaware law and pursuant to the Company's Certificate of Incorporation and bylaws, any action required or permitted to be taken at a meeting of the Company's stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power entitled to consent thereto on the Record Date.  Two stockholders holding an aggregate of 51.4% of the voting power executed the written consent.

Q:	Do the Company's stockholders have any dissenters' rights or rights of appraisal with respect to the actions described in this information statement?

A:
No.  Under Delaware law, our stockholders do not have dissenters' or appraisal rights in connection with the two stockholder actions taken by written consent in lieu of meeting described in this information statement.

Q:	At what point may the Company take the actions approved by the Company's stockholders in the written consent in lieu of meeting?

A:	We may effect the reverse stock split and the name change at the earliest 20 days after mailing this definitive information statement to our stockholders.

Q:	What special interests apart from the other stockholders do the Company’s directors and executive officers have in these actions?

A:
No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, through security holdings or otherwise, in any action covered by the written consent approved by the stockholders, which is not shared by all other stockholders.

Q:	Where can I find out more information about the Company?

A:
We are subject to the informational requirements of the Exchange Act which require that we file reports, proxy statements and other information with the SEC.  The SEC maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC.  The SEC's website address is http://www.sec.gov. In addition, our Exchange Act filings may be inspected and copied at the SEC's Public Reference Room located at 100 F. Street, N.E., Washington, D.C. 20549.  Copies of our Annual Report on Form 10-K for the year ended December 31, 2008 may be obtained without charge upon request made to NF Energy Saving Corporation of America, 21-Jia Bei Si Dong Road, Tie Xi Qu Shenyang, P. R. China 110021, Attention: Corporate Secretary.

AUTHORIZATION OF REVERSE STOCK SPLIT

Stockholders holding 51.4% of the voting power of the Company's issued and outstanding Common Stock executed a written consent in lieu of meeting authorizing our Board of Directors to effect a reverse stock split of the Company's outstanding Common Stock on a one-for-three basis and to preserve the number of currently authorized shares of Common Stock.

Upon implementation of the reverse stock split, every three shares of our issued and outstanding Common Stock will be converted into one share of Common Stock.

Purpose of the Reverse Stock Split

A reverse stock split typically will initially result in an increase in the price per share of our Common Stock. The Board of Directors believes that an increased stock price may encourage investor interest and improve the marketability and liquidity of our Common Stock. In addition, the Company may in the future seek a listing on a national exchange, for which a higher stock price than the current price will be required. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers and investors. The Board of Directors believes that the anticipated higher market price resulting from a reverse stock split may reduce, to some extent, the negative effects on the liquidity and marketability of the Common Stock inherent in some of the policies and practices of institutional investors and brokerage firms described above.  Additionally, except as described below in the case of "odd-lots," because brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

Potential Risks of the Reverse Stock Split

There can be no assurance that the bid price of our Common Stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from the reverse stock split.  Further, we cannot give any assurances that the reverse stock split will encourage investor interest and improve the marketability and liquidity of our Common Stock.

Additionally, the liquidity of our Common Stock could be adversely affected by the reduced number of shares outstanding after the reverse stock split. Although the Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds.  As a result, any decreased liquidity that may result from having fewer shares outstanding may not be offset by increased investor interest in our Common Stock.

Principal Effects of the Reverse Stock Split

Common Stock

After the effective date of the reverse stock split, each stockholder will own fewer shares of our Common Stock.  However, the reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in us, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share that is rounded up as described below.  The number of stockholders of record will not be affected by the reverse stock split. Proportionate voting rights and other rights and preferences of the holders of our Common Stock will not be affected by the reverse stock split other than as a result of the rounding up of fractional shares. All shares underlying outstanding warrants will also be automatically adjusted on the effective date

The reverse stock split is likely to result in some stockholders owning "odd-lots" of fewer than 100 shares of Common Stock.  Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions on "round-lots" of even multiples of 100 shares.  The reverse stock split will not change the number of authorized shares of the Common Stock as designated by our Certificate of Incorporation.  Therefore, because the number of issued and outstanding shares of Common Stock will decrease, the number of shares remaining available for issuance under our authorized pool of Common Stock will increase.

These additional shares of Common Stock will be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of companies or assets and sales of stock or securities convertible into or exercisable for Common Stock, among other things.  We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise and to take advantage of favorable opportunities.  If we issue additional shares for any of these purposes, the ownership interest of our current stockholders would be diluted.  Although we continually examine potential acquisitions of companies or assets or other favorable opportunities, there are no current plans or arrangements to issue any additional shares of our Common Stock for such purposes.

The action to authorize the reverse stock split has been prompted solely by the business considerations discussed in the preceding paragraphs.  Nevertheless, the additional shares of Common Stock that would become available for issuance if a reverse stock split is effected could also be used by the Company's management to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management, including transactions that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner.  For example, without further stockholder approval, the Board of Directors could sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors.  The Board of Directors is not aware of any pending takeover or other transactions that would result in a change in control of the Company, and the proposal was not adopted to thwart any such efforts.

Fractional Shares

No fractional shares of our Common Stock will be issued as a result of the proposed reverse stock split.  In lieu of issuing fractional shares, we will round fractions up to the nearest whole share.

Implementation and Exchange of Stock Certificates

As of the effective date of the reverse stock split, if implemented by our Board of Directors, each certificate representing shares of our Common Stock before the reverse stock split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our Common Stock resulting from the reverse stock split.

Our transfer agent, Guardian Registrar & Transfer, Inc., will be available to effect the exchange of stock certificates. After the effective date, stockholders and holders of securities exercisable for our Common Stock will be notified of the effectiveness of the reverse stock split.  Stockholders of record will receive a letter requesting them to surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the reverse stock split.  Persons who hold their shares in brokerage accounts or "street name" will not be required to take any further actions to effect the exchange of their shares.  No new certificates will be issued to a stockholder until such stockholder has surrendered any outstanding certificates to the transfer agent. Until surrendered, each certificate representing shares before the reverse stock split will continue to be valid and will represent the adjusted number of shares based on the ratio of the reverse stock split. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter from the transfer agent.

Material U.S. Federal Income Tax Considerations

TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE U.S. INTERNAL REVENUE SERVICE, WE INFORM YOU THAT ANY FEDERAL TAX ADVICE CONTAINED IN THIS INFORMATION STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR PURPOSES OF (I) AVOIDING PENALTIES UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR (II) PROMOTING, MARKETING OR RECOMMENDING TO ANOTHER PARTY ANY TRANSACTION OR TAX-RELATED MATTER ADDRESSED HEREIN.  YOU ARE ENCOURAGED TO CONSULT YOUR TAX ADVISOR TO DETERMINE FOR YOURSELF THE TAX EFFECTS OF THE REVERSE STOCK SPLIT, IF ANY, INCLUDING SUCH TAX EFFECTS UNDER STATE, LOCAL AND FOREIGN TAX LAWS.

The following discussion sets forth the anticipated material U.S. federal income tax consequences that management believes will apply to us and our stockholders who are U.S. holders at the effective time of the reverse stock split, if any.  This discussion does not address the tax consequences of transactions effectuated prior to or after the reverse stock split, including, without limitation, the tax consequences of the exercise of options, warrants or similar rights to purchase stock. Furthermore, no foreign, state or local tax considerations are addressed herein. For this purpose, a U.S. holder is a stockholder that is:  (a) a citizen or resident of the United States, (b) a domestic corporation, (c) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if a U.S. court can exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

The following discussion is not binding on the Internal Revenue Service. The following discussion is based upon the Internal Revenue Code, laws, regulations, rulings and decisions in effect as of the date of this information statement, all of which are subject to change, possibly with retroactive effect.  Holders of shares of the Common Stock are strongly urged to consult their tax advisors as to the specific tax consequences to them of the reverses stock split, including the applicability and effect of federal, state, local and foreign income and other tax laws in their particular circumstances.

No gain or loss should be recognized by a stockholder upon his or her exchange of pre-reverse stock split shares for post-reverse stock split shares.  The aggregate tax basis of the post-reverse stock split shares received (including any fraction of a new share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the pre-reverse stock split shares exchanged therefor.  The stockholder's holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

The Company should not recognize any gain or loss as a result of the reverse stock split.

AMENDMENT TO CERTIFICATE OF INCORPORATION TO CHANGE NAME

Stockholders holding 51.4% of the voting power of the Company's issued and outstanding Common Stock executed a written consent in lieu of meeting authorizing our Board of Directors to amended our Certificate of Incorporation to change our name from NF Energy Saving Corporation of America to NF Energy Saving Corporation. The purpose of the name change is to better reflect the Company's business focus as an international company as opposed to mainly a domestic one and to acknowledge the fact that our operations are currently located in the Peoples Republic of China.

The Certificate of Amendment to the Company's Certificate of Incorporation changing the name of the Company to NF Energy Saving Corporation will not become  effective until at least 20 days after we deliver this Information Statement to our stockholders and the Certificate of Amendment  has been accepted for filing by the Secretary of State of the State of Delaware. The Certificate of Amendment will amend Article FIRST of the Company's Certificate of Incorporation  to read as set forth in the text of the proposed  Amendment to our  Certificate  of  Incorporation  attached  as Exhibit A to this  Information Statement.

Principal Effects of the Name Change

Changing our name will not have any effect on our corporate status, the rights of stockholders or the transferability of outstanding stock certificates. Outstanding stock certificates bearing the name “NF Energy Saving Corporation of America” will continue to be valid and represent shares of NF Energy Saving Corporation following the name change. In the future, new stock certificates will be issued bearing our new name, but this will in no way affect the validity of your current stock certificates.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

The following table sets forth as of July 7, 2009 the beneficial ownership of our Common Stock by (a) each person or group of persons known to us to beneficially own more than 5% of the outstanding shares of our Common Stock, (b) each of our directors and executive officers, and (c) all of our directors and executive officers as a group.

To our knowledge, unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, each stockholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by such stockholder.

Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Exchange Act.  In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our Common Stock subject to options or warrants currently exercisable or exercisable within 60 days after the date hereof are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. As of July 7, 2009, we had 39,872,704 issued and outstanding shares of Common Stock.

	Securities beneficially owned
Name of beneficial owner	Shares of Common Stock beneficially owned	Percentage of Common Stock outstanding
5% Stockholders:
Gang, Li (1)	15,240,710	38.2%
Pelaria International Ltd. (2)	19,050,888	47.8%
Li Hua, Wang (3)	3,810,178	9.6%
South World Ltd. (4)	3,322,688	8.3%
Oriental United Resources Ltd. (4)	3,322,688	8.3%

Directors and executive officers:
Gang, Li (1)	15,240,710	38.2%
Li Hua, Wang (3)	3,810,178	9.6%
Hong, Li	-0-	-0-

All directors and executive officers as a group (3 persons)	19,050,888	47.8%

(1) Represents the 80% beneficial ownership of the shares of Weiye Energy, as described in footnote 2 below. The address of this security holder is 21-Jia Bei Si Dong Road, Tie Xi Qu, Shenyang City, Liaoning Province, P. R. China 110021.

(2) Pelaria International Ltd. ("Pelaria") is the record owner of the stated number of shares. Pelaria is a wholly-owned subsidiary of Liaoning Nengfa Weiye New Energy Application Co., Ltd. ("Weiye Energy"). Weiye Energy is 80% owned by Gang Li and 20% owned by Li Hua Wang. Mr. Li and Ms. Wang are two of the three directors of Weiye Energy, and therefore, effectively share the voting and dispositive authority over the shares. The address of Pelaria is P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

(3) Represents the 20% beneficial ownership of the shares of Weiye Energy, described in footnote 2 above.

(4) The address of the security holder is 903 Unicorn Trade Centre, 127-131 Des Voeux Road, Central Hong Kong, P.R. China.

HOUSEHOLDING

We will be “householding” this Information Statement. This means that only one copy of this Information Statement will be sent to you and the other stockholders who share your address unless we have received contrary instructions from one or more of those stockholders. Householding is designed to reduce the volume of duplicate information that stockholders receive and reduce our printing and mailing expenses.

If your household has received only one copy of this notice, and you would prefer to receive separate copies of this document, either now or in the future, please call us at (8624) 2560-9750 or write to us at NF Energy Saving Corporation of America, 21-Jia Bei Si Dong Road, Tie Xi Qu, Shenyang, P. R. China 110021, Attention: Corporate Secretary. We will deliver separate copies promptly. If you are now receiving multiple copies of our proxy materials and would like to have only one copy of these documents delivered to your household in the future, please contact us in the same manner.

Exhibit A

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
NF ENERGY SAVING CORPORATION OF AMERICA

NF Energy Saving Corporation of America (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST:  That in lieu of a meeting and vote of stockholders, stockholders representing a majority of the shares issued and outstanding and entitled to vote on the amendments, in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, have given written consent authorizing the Corporation’s Board of Directors to effect the following amendments to the Certificate of Incorporation of the Corporation, and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice, and that the Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the Board of Directors, have adopted resolutions authorizing and approving the following amendments to the Certificate of Incorporation of the Corporation:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing ARTICLE FIRST thereof so that, as amended, said ARTICLE FIRST shall be and read as follows:

FIRST: The name of the Corporation shall be:  NF Energy Saving Corporation

FURTHER RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing ARTICLE FOURTH thereof so that, as amended, said ARTICLE FOURTH shall be and read as follows:

FOURTH:  The total number of shares of capital stock that the Corporation is authorized to issue is Fifty Million (50,000,000) shares of common stock, par value $0.001 per share (the "Common Stock").

Effective as of July ___, 2009, each three shares of Common Stock, issued and outstanding or held by the Corporation, automatically and without any action on the part of the respective holders thereof, shall be converted and combined into one share of Common Stock. No fractional shares shall be issued as a result thereof. In lieu of issuing fractional shares, any fractional share resulting from the combination shall be rounded up to the nearest whole share of Common Stock.

SECOND:  That in lieu of a meeting and vote of stockholders, stockholders representing a majority of the shares issued and outstanding and entitled to vote on the amendments have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

THIRD:  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH:  That this Certificate of Amendment of the Certificate of Incorporation shall be effective on July __, 2009 (the "Effective Date").

IN WITNESS WHEREOF, NF Energy Saving Corporation of America has caused this certificate to be signed by Gang Li, its President and Chief Executive Officer, effective this ___ day of July, 2009.

NF ENERGY SAVING CORPORATION OF AMERICA

/s/ Gang Li
By: Gang Li
Its: President and Chief Executive Officer